Exhibit 99.1

Gladstone Capital Corporation Reports Results for the Third Quarter Ended June 30, 2008

  Net Investment Income was $6.7 million or $0.32 per common share
  Net Increase in Net Assets was $2.8 million or $0.13 per common share

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Capital Corp. (NASDAQ:GLAD) (the “Company”) today announced earnings for the third quarter ended June 30, 2008. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the third quarter ended June 30, 2008 was $6.7 million, or $0.32 per share, as compared to $5.7 million, or $0.42 per share, for the third quarter ended June 30, 2007, an increase in total Net Investment Income of 17.5% but a decrease of 23.8% per share. The per share results were impacted by the issuance of new shares in public offerings subsequent to June 30, 2007, while the proceeds of the offerings were not fully invested in income producing investments for the entire quarter ended June 30, 2008.

Net Investment Income for the nine months ended June 30, 2008 was $20.4 million, or $1.06 per share, as compared to $16.6 million, or $1.31 per share, for the nine months ended June 30, 2007, an increase in total Net Investment Income of 22.9% but a decrease of 19.1% per share. The per share results were impacted by the issuance of new shares in public offerings subsequent to June 30, 2007, while the proceeds of the offerings were not fully invested in income producing investments for the entire nine months ended June 30, 2008.

Net Increase in Net Assets Resulting from Operations for the third quarter ended June 30, 2008 was $2.8 million, or $0.13 per share, as compared to $6.0 million, or $0.44 per share, for the third quarter ended June 30, 2007. Net Decrease in Net Assets Resulting from Operations for the nine months ended June 30, 2008 was $7.2 million, or ($0.37) per share, as compared to a Net Increase in Net Assets Resulting from Operations for the nine months ended June 30, 2007 of $14.2 million, or $1.12 per share.

The primary difference between the current and prior year periods is the increase in net unrealized depreciation on the Company’s investment portfolio as well as the increase in weighted average shares as a result of public offerings completed after June 30, 2007. Net unrealized depreciation on investments for the third quarter ended June 30, 2008 was $3.8 million, as compared to net unrealized appreciation on investments for the third quarter ended June 30, 2007 of $0.3 million. Net unrealized depreciation on investments for the nine months ended June 30, 2008 and 2007 were $27.5 million and $2.5 million, respectively. The Company’s investment portfolio was valued as of June 30, 2008 at a depreciated value due primarily to the general instability of the loan markets and, to a lesser extent, the use of a modified valuation procedure for the Company’s non-control investments. The change in valuation procedure accounted for $1.0 million, or 4%, of the net unrealized depreciation for the nine months ended June 30, 2008. The value of the Company’s portfolio is determined quarterly by its board of directors based in part on opinions of value provided by Standard and Poor’s Securities Evaluations, Inc. (“SPSE”). The aggregate investment portfolio had a slight decrease in fair value of approximately 0.8% for the quarter ended June 30, 2008. Although the investment portfolio has depreciated, the entire portfolio was fair valued at 92% of cost as of June 30, 2008. Despite this devaluation, all but three of the loans in the Company’s portfolio are currently paying as agreed. The unrealized depreciation of the Company’s investments does not have an impact on its current ability to pay distributions to stockholders.

Total assets were $430.2 million at June 30, 2008, as compared to $367.7 million at September 30, 2007. Net asset value was $13.97 per actual common share outstanding at June 30, 2008, as compared to $14.97 per actual common share outstanding at September 30, 2007.

The annualized weighted average yield on the Company’s portfolio, excluding cash and cash equivalents, for the quarter ended June 30, 2008 was 10.1%, as compared to 11.8% for the quarter ended June 30, 2007. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. Recent reductions in interest rates in the U.S. financial markets (LIBOR rates) have reduced the Company’s income, negatively impacting financial results. Specifically, the Company experienced a decrease in LIBOR on approximately $75 million in senior syndicated loans that have their rate based on LIBOR without a rate floor. The effect of the decrease in LIBOR has been mitigated by the presence of a rate floor on most of the other loans held in the Company’s portfolio that it has originated.

For the third quarter ended June 30, 2008, the Company reported the following activity:

  Funded approximately $43.7 million of new investments to new and existing portfolio companies;
  Received principal repayments of approximately $40.8 million, which included scheduled principal payments and full repayments;
  Received approximately $500,000 of success fees in connection with a refinancing of one investment;
  Expanded its revolving credit facility from $250 million to $300 million with the addition of a new lender;
  Renewed its revolving credit facility, which matures on May 21, 2009; and
  Paid monthly dividends of $0.14 per share for each of the months of April, May, and June 2008.

At June 30, 2008, the Company had investments in debt and equity securities and syndicated loan participations in 62 private companies with an aggregate cost basis of $445.2 million and a fair value of $411.7 million.

“New investment activity during the third quarter was strong with $43.7 million in new investments closed. Unfortunately, we received prepayments and repayments totaling $40.8 million, so the net increase was lower than we had expected. While the longer term prospects and our pipeline remain strong, the instability of the financial and lending markets continue to make closing of investments more difficult and time consuming,” said Chip Stelljes, President and Chief Investment Officer. “We were disappointed by the additional $3.8 million devaluation of the portfolio during the quarter given the portfolio’s strong performance, but remain confident that the devaluation is reflective of the broader market for loans rather than any substantial change in our portfolio. We expect the portfolio to generally continue paying as agreed with few problems through the fourth quarter. We believe that the equity we have raised and our access to the additional debt capital provide us with ample funds to pursue our current pipeline of opportunities.”

Subsequent to June 30, 2008, the Company:

  Funded approximately $16.1 million of new investments to new and existing portfolio companies;
  Received approximately $8.7 million of repayments, including scheduled amortizations and repayments;

  Renewed the investment advisory and management agreement with Gladstone Management Corporation and the administration agreement with Gladstone Administration, LLC through August 31, 2009; and
  Declared monthly cash dividends of $0.14 per common share for each of the months of July, August, and September 2008.

The financial statements below are without footnotes. The Company has filed a Form 10-Q today for the third quarter ended June 30, 2008 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s web site at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Tuesday, August 5, 2008 at 8:30 am EDT to discuss third quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through September 5, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 292105. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The event will be archived and available for replay on the Company’s website through November 6, 2008.

For further information contact Investor Relations at 703-287-5893.

This press release may include statements that may constitute "forward-looking statements," including statements with regard to the future performance of the Company. Words such as "should," "believes," "feel," "expects," "projects," "strive," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's prospectus dated January 23, 2008, as filed with the SEC on January 23, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed on August 4, 2008. The risk factors set forth in the prospectus and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30,	September 30,
	2008	2007
ASSETS
Non-Control/Non-Affiliate investments (Cost 6/30/08: $441,319; 9/30/07: $354,835)	$411,069	$348,921
Control investments (Cost 6/30/08: $3,881; 9/30/07: $924)	671	924
Total investments at fair value (Cost 6/30/08: $445,200; 9/30/07 $355,759)	411,740	349,845
Cash and cash equivalents	5,426	8,839
U.S. Treasury bill	-	2,484
Interest receivable – investments in debt securities	3,301	2,426
Interest receivable – employees	91	21
Due from custodian	6,637	3,230
Deferred financing fees	2,383	186
Prepaid assets	202	337
Other assets	462	361
TOTAL ASSETS	$430,242	$367,729

LIABILITIES
Accounts payable	$8	$6
Interest payable	522	588
Fee due to Administrator	285	237
Fees due to Adviser	468	708
Borrowings under lines of credit	133,090	144,440
Accrued expenses and deferred liabilities	905	791
Funds held in escrow	290	-
TOTAL LIABILITIES	135,568	146,770
NET ASSETS	$294,674	$220,959

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,087,574 and 14,762,574 shares issued and outstanding at June 30, 2008 and September 30, 2007, respectively	$21	$15
Capital in excess of par value	341,281	235,907
Notes receivable – employees	(9,179)	(9,230)
Net unrealized depreciation on investments	(33,460)	(5,915)
Unrealized depreciation on derivative	(304)	(292)
(Distributions in excess of) accumulated undistributed net investment income	(3,685)	474
TOTAL NET ASSETS	$294,674	$220,959
NET ASSETS PER SHARE	$13.97	$14.97

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
INVESTMENT INCOME
Interest income – investments	$11,236	$8,912	$33,499	$25,065
Interest income – cash and cash equivalents	38	109	285	178
Interest income – notes receivable from employees	118	133	354	404
Prepayment fees and other income	28	47	34	432
Total investment income	11,420	9,201	34,172	26,079

EXPENSES
Interest expense	1,771	1,762	5,982	4,694
Loan servicing fee	1,598	898	4,541	2,377
Base management fee	529	847	1,664	1,997
Incentive fee	1,340	1,167	4,089	3,474
Administration fee	285	187	737	482
Professional fees	167	149	706	369
Amortization of deferred financing fees	572	72	830	199
Stockholder related costs	34	39	292	190
Directors fees	52	56	163	167
Insurance expense	57	66	170	191
Other expenses	103	82	263	220
Expenses before credit from Adviser	6,508	5,325	19,437	14,360
Credit to base management and incentive fees from Adviser	(1,785)	(1,829)	(5,708)	(4,873)
Total expenses net of credit to base management and incentive fees	4,723	3,496	13,729	9,487

NET INVESTMENT INCOME	6,697	5,705	20,443	16,592

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized (loss) gain on sale of investments	(86)	(5)	(86)	82
Realized gain on settlement of derivative	-	8	6	31
Unrealized depreciation on derivative	-	-	(12)	(26)
Net unrealized (depreciation) appreciation on investments	(3,802)	257	(27,545)	(2,466)
Net (loss) gain on investments	(3,888)	260	(27,637)	(2,379)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$2,809	$5,965	$(7,194)	$14,213

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.13	$0.44	$(0.37)	$1.12

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,087,574	13,561,511	19,237,203	12,701,845

GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Per Share Data (1)
Net asset value at beginning of period	$14.27	$13.82	$14.97	$14.02
Income from investment operations:
Net investment income(2)	0.32	0.42	1.06	1.31
Net unrealized (depreciation) appreciation on investments(2)	(0.19)	0.02	(1.43)	(0.19)
Total from investment operations	0.13	0.44	(0.37)	1.12

Distributions to stockholders(3)	(0.42)	(0.42)	(1.26)	(1.26)
Issuance of common stock under shelf offering	-	1.50	0.68	1.50
Offering costs	(0.01)	(0.23)	(0.05)	(0.23)
Repayment of principal on notes receivable	-	-	-	0.02
Stock surrendered to settle withholding tax obligation	-	-	-	(0.06)
Net asset value at end of period	$13.97	$15.11	$13.97	$15.11

Per share market value at beginning of period	$18.71	$23.86	$19.52	$22.01
Per share market value at end of period	$15.24	$21.46	$15.24	$21.46
Total return(4)(5)	-16.53%	-7.69%	-16.15%	2.92%
Shares outstanding at end of period	21,087,574	14,249,683	21,087,574	14,249,683
Statement of Assets and Liabilities Data:
Net assets at end of period	$294,674	$215,253	$294,674	$215,253
Average net assets(6)	$295,405	$197,994	$284,641	$179,127
Senior Securities Data:
Borrowings under line of credit	$133,090	$161,188	$133,090	$161,188
Asset coverage ratio(7)	323%	235%	323%	235%
Asset coverage per unit(8)	$4,278	$3,764	$4,278	$3,764
Ratios / Supplemental Data:
Ratio of expenses to average net assets-annualized(9)	8.81%	10.52%	9.10%	10.55%
Ratio of net expenses to average net assets-annualized(10)	6.40%	7.06%	6.43%	7.06%
Ratio of net investment income to average net assets-annualized	9.07%	11.53%	9.58%	12.35%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)	Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.
(5)	Amounts were not annualized.
(6)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(7)	As a business development company, we are generally required to maintain a ratio of 200% of total assets to total borrowings.
(8)	Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $100 of indebtedness.
(9)	Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(10)	Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

CONTACT:
Gladstone Capital Corp.
Kerry Finnegan, 703-287-5893